As filed with the Securities and Exchange Commission on July 21, 2023
Registration No. 333-254083 Registration No. 333-259210 Registration No. 333-265481 Registration No. 333-272679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-254083

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-259210

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265481

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-272679

UNDER

THE SECURITIES ACT OF 1933

IDEX Biometrics ASA

(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Dronning Eufemias gate 16 Oslo, Norway	NO-0191
(Address of Principal Executive Offices)	(Zip code)

IDEX Biometrics ASA 2020 Subscription Rights Incentive Plan

IDEX Biometrics ASA 2020 Employee Share Purchase Plan

IDEX Biometrics ASA 2021 Subscription Rights Incentive Plan

IDEX Biometrics ASA 2021 Employee Share Purchase Plan

IDEX Biometrics ASA 2022 Subscription Rights Incentive Plan

IDEX Biometrics ASA 2022 Employee Share Purchase Plan

IDEX Biometrics ASA 2023 Subscription Rights Incentive Plan

IDEX Biometrics ASA 2023 Employee Share Purchase Plan

(Full titles of the plans)

IDEX America Inc.

187 Ballardvale Street, Suite B211

Wilmington, Massachusetts 01887

(Name and address for agent for service)

+ 1 (339) 215-8020

(Telephone number, including area code, of agent for service)

Copies to:

Joshua A. Kaufman Marc A. Recht David C. Boles Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Carl Garmann Clausen Advokatfirmaet Ræder AS Postboks 2944 Solli NO-0230 Oslo Norway +47 23 27 27 00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by IDEX Biometrics ASA (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•
Registration Statement on Form S-8 (File No. 333-254083), filed with the SEC on March 10, 2021, registering 71,134,462 of the Registrant’s ordinary shares, including: (1) 39,991,673 shares issuable under the IDEX Biometrics ASA 2020 Subscription Rights Incentive Plan; and (2) 31,142,789 ordinary shares issuable under the IDEX Biometrics ASA 2020 Employee Share Purchase Plan;
•
Registration Statement on Form S-8 (File No. 333- 259210), filed with the SEC on August 31, 2021, registering 137,508,072 of the Registrant’s ordinary shares, including: (1) 91,672,048 shares issuable under the IDEX Biometrics ASA 2021 Subscription Rights Incentive Plan; and (2) 45,836,024 ordinary shares issuable under the IDEX Biometrics ASA 2021 Employee Share Purchase Plan;
•
Registration Statement on Form S-8 (File No. 333- 265481), filed with the SEC on June 8, 2022, registering 151,882,297 of the Registrant’s ordinary shares, including: (1) 101,254,865 shares issuable under the IDEX Biometrics ASA 2022 Subscription Rights Incentive Plan; and (2) 50,627,432 ordinary shares issuable under the IDEX Biometrics ASA 2022 Employee Share Purchase Plan; and
•
Registration Statement on Form S-8 (File No. 333- 272679), filed with the SEC on June 15, 2023, registering 175,346,238 of the Registrant’s ordinary shares, including: (1) 116,897,492 shares issuable under the IDEX Biometrics ASA 2023 Subscription Rights Incentive Plan; and (2) 58,448,746 ordinary shares issuable under the IDEX Biometrics ASA 2023 Employee Share Purchase Plan.

In accordance with undertakings made by the Registrant in each the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of these amendments to Form S-8 and has duly caused these Registration Statement amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, on July 21, 2023.

IDEX BIOMETRICS ASA

By:	/s/ Vincent Graziani
Vincent Graziani
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent Graziani Vincent Graziani	Chief Executive Officer (Principal Executive Officer)	July 21, 2023

/s/ Eileen M. Wynne Eileen M. Wynne	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2023

/s/ Lawrence John Ciaccia Lawrence John Ciaccia	Chair	July 21, 2023

/s/ Deborah Lee Davis Deborah Lee Davis	Deputy chair	July 21, 2023

/s/ Annika Olsson Annika Olsson	Director	July 21, 2023

/s/ Morten Opstad	Director	July 21, 2023
Morten Opstad

/s/ Adriana Saitta	Director	July 21, 2023
Adriana Saitta

/s/ Stephen Andrew Skaggs Stephen Andrew Skaggs	Director	July 21, 2023

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on July 21, 2023.

IDEX AMERICA INC.

By:	/s/ Vincent Graziani
Name:	Vincent Graziani
Title:	Chief Executive Officer

Authorized Representative in the United States